AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2002
                                                    REGISTRATION NO. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         TRIANGLE PHARMACEUTICALS, INC.
             (Exact name of Registrant as Specified in Its Charter)

             Delaware                              56-1930728
  (State or Other Jurisdiction of               (I.R.S. Employer
  Incorporation or Organization)              Identification No.)

                                   ----------

                               4 University Place,
                             4611 University Drive,
                          Durham, North Carolina, 27707
                                 (919) 493-5980
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

                                   ----------

                         Triangle Pharmaceuticals, Inc.
                            1996 Stock Incentive Plan
                            (Full Title of the Plans)

                                   ----------

                              David W. Barry, M.D.
                      Chairman and Chief Executive Officer
                         TRIANGLE PHARMACEUTICALS, INC.
                               4 University Place,
                             4611 University Drive,
                          Durham, North Carolina 27707
                                 (919) 493-5980
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   ----------

                                               CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
TITLE OF SECURITIES TO BE       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING PRICE      REGISTRATION
        REGISTERED             REGISTERED (1)             SHARE (2)                    (2)                    FEE
===========================================================================================================================
Common Stock, $0.001 par      1,500,000 shares          $4.18                  $6,270,000                   $1,499
value per share
---------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on January 11, 2002, as reported by the Nasdaq National Market.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 1,500,000 shares (the "Shares") of Common Stock, $.001 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, as those shares registered in the Registrant's Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on June 5, 1998 (Registration No. 333-56189), March 22, 1999 (Registration No. 333-74805), January 14, 2000 (Registration No. 333-94725) and January 31, 2001 (Registration No. 333-54696). The earlier Registration Statements on Form S-8 are hereby incorporated by reference.

         The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 are incorporated by reference in this Registration Statement and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The following additional documents are incorporated by reference in this registration statement:

         1. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 filed on May 10, 2001;

         2. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed on August 13, 2001;

         3. Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 filed on November 9, 2001;

         4. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on February 26, 2001, including information in our Definitive Proxy Statement in connection with our 2001 Annual Meeting of Stockholders;

         5. Our Current Reports on Form 8-K filed March 21, 2001, August 7, 2001, August 10, 2001, August 24, 2001,
                  October 10, 2001 and December 7, 2001; and

         6. The description of our common stock contained in our Registration Statements on Form 8-A filed October 18, 1996, February 10, 1999, June 18, 1999 and August 24, 2001.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS


       NUMBER     EXHIBIT
       ------     -------

         5 Opinion and consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to pages II-3 and II-4 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on this 14th day of January, 2002.

                                   TRIANGLE PHARMACEUTICALS, INC.

                                   By: /s/ David W. Barry
                                   --------------------------
                                   David W. Barry
                                   Chairman and Chief Executive Officer
                                   and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Triangle Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint David W. Barry and Chris A. Rallis and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                        TITLE
               ---------                                        -----

/s/ David W. Barry                        Chairman of the Board and Chief Executive Officer   January 14, 2002
---------------------------------------             (Principal Executive Officer)
            David W. Barry

/s/ Chris A. Rallis                        Director, President and Chief Operating Officer    January 14, 2002
---------------------------------------
            Chris A. Rallis

/s/ Robert F. Amundsen, Jr.                 Executive Vice President and Chief Financial      January 14, 2002
---------------------------------------      Officer (Principal Financial and Accounting
        Robert F. Amundsen, Jr.                               Officer)

/s/ Anthony B. Evnin                                          Director                        January 14, 2002
---------------------------------------
           Anthony B. Evnin

/s/ Standish M. Fleming                                       Director                        January 14, 2002
---------------------------------------
          Standish M. Fleming

/s/ Dennis B. Gillings                                        Director                        January 14, 2002
---------------------------------------
          Dennis B. Gillings

/s/ Henry G. Grabowski                                        Director                        January 14, 2002
---------------------------------------
          Henry G. Grabowski

/s/ Stewart J. Hen                                            Director                        January 14, 2002
---------------------------------------
            Stewart J. Hen

/s/ Jonathan S. Leff                                          Director                        January 14, 2002
---------------------------------------
           Jonathan S. Leff

/s/ George McFadden                                           Director                        January 14, 2002
---------------------------------------
            George McFadden

/s/ James L. Tyree                                            Director                        January 14, 2002
---------------------------------------
            James L. Tyree


                                  EXHIBIT INDEX

       NUMBER     EXHIBIT
       ------     -------

         5 Opinion and consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P..

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to pages II-3 and II-4 of this Registration Statement.